UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 13, 2019

(May 8, 2019)

SHINECO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001- 37776	52-2175898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1001, Building T5,

DaZu Square, Daxing District,

Beijing, People’s Republic of China

(Address of principal executive offices, including zip code)

(+86) 10-87227366

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TYHT	NASDAQ Capital Market

Item 8.01.	Other Events.

On May 8, 2019, Tenjove NewHemp Biotech Co., Ltd. (“Tenjove”), a subsidiary of Shineco, Inc. (“Shineco”), filed with the United States Securities and Exchange Commission a Notice of Exempt Offering of Securities on Form D regarding an offering (“Offering”) of tokens that Tenjove plans to conduct under Rule 506(c) of Regulation D of the Securities Act of 1933 (“Securities Act”).

Tenjove plans to raise up to $20,000,000 in the Offering, and up to an additional $20,000,000 in an offering under Regulation S of the Securities Act. Tenjove intends to use the net proceeds from sales of the tokens to develop land and facilities for cultivating industrial hemp in China under a newly formed wholly owned subsidiary (the “Operations”). On an annual basis, Tenjove will agree to repurchase a certain number of tokens on the open market in an amount equal to the higher of 5% of the total amount of proceeds raised by Tenjove in the offerings, or 40% of net profits generated from the Operations (the “Repurchase Amount”). Shineco will guarantee Tenjove’s obligations to repurchase the tokens up to the Repurchase Amount.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHINECO, INC.
Date: May 13, 2019
	By:	/s/ Yuying Zhang
	Name:	Yuying Zhang
	Title:	Chief Executive Officer

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